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                                                                    EXHIBIT 99.2

                      IN THE UNITED STATES DISTRICT COURT

                    FOR THE NORTHERN DISTRICT OF CALIFORNIA


INTEL,

                   Plaintiff

               V.                            NO.  C 90-20237  WAI


ADVANCED MICRO DEVICES,

                   Defendants.


_______________________________/




                                 JURY VERDICT
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                                SPECIAL VERDICT
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  We, the jury in the above-entitled case, find, by a preponderance of the evidence, the following special verdict on the questions submitted to us:

  ANSWER QUESTION NO. 1 FIRST.

QUESTION NO. 1:
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  DID AMD prove by a preponderance of the evidence that the disputed language,
"microcodes contained in Intel microcomputers and peripheral products sold by Intel," as used in the 1976 Agreement and as reasonably interpreted by the parties, grants rights to microcode contained in Intel microprocessors and peripheral products like a math co-processor?

  Answer "yes" or "no."

  ANSWER: Yes [X]   No [_]



SPECIAL VERDICT FORM





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QUESTION NO. 2:
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  Did Intel prove by a preponderance of the evidence that in 1982 the parties did not agree as to the meaning of the disputed language: "microcodes contained in Intel microcomputers and peripheral products sold by Intel"?

  Answer "yes" or "no."

  ANSWER:  Yes [_]  No [X]


  PLEASE HAVE YOUR FOREPERSON DATE AND SIGN THIS FORM.


Dated: 3/10/94      Foreperson: /s/Paula B. Hoelker-Williams
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SPECIAL VERDICT FORM
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